UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2006

MERCER INTERNATIONAL INC.
(Exact name of Registrant as specified in its charter)

Washington
(State or other jurisdiction of incorporation or organization)

000-51826	47-0956945
(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 2840, 650 West Georgia Street, Vancouver, British Columbia, Canada V6B 4N8
(Address of Office)

(604) 684-1099
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Mercer International Inc. ("Mercer") and David Ure entered into an employment agreement to be effective October 16, 2006 whereby Mr. Ure shall become the Vice President, Corporate Controller for Mercer. The agreement provides for an annual base salary of CDN$185,000 and a yearly bonus of up to CDN$30,833 which is based on two months salary with an opportunity to exceed same in the event of exceptional performance. Mr. Ure is also entitled to certain other benefits and perquisites. Mercer will provide a specified severance entitlement for dismissal without cause equal to one years base salary plus the target bonus during the first twelve months. The base salary component will be increased by one month for every year of service to a maximum of 18 months.

Mercer and Claes-Inge Isacson entered into an employment agreement to be effective November 6, 2006 whereby Mr. Isacson shall become the Chief Operating Officer for Mercer. The agreement provides for an annual gross salary of €325,000 and a yearly bonus based on two months salary and the achievement of specific objectives with an opportunity to exceed same in the event of exceptional performance. Mr. Isacson is also entitled to certain other benefits and perquisites. Mercer will provide a specified severance entitlement for dismissal without cause equal to eighteen months base salary plus the target bonus provided Mr. Isacson relocates to Germany. Should Mr. Isacson not relocate to Germany, Mercer reserves the right to terminate without severance.

The foregoing descriptions are summaries only and are qualified in their entirety by reference to the full text of the agreements copies of which are attached as exhibits hereto and are incorporated herein by reference.

ITEM 5.02    DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Mr. David Ure, age 39, will become the Vice President, Corporate Controller effective October 16, 2006. Mr. Ure is a Certified General Accountant and was Controller of Catalyst Paper Corporation from 2001 to 2006 and Controller of Pacifica Papers Inc. from 2000 to 2001. The material terms of Mr. Ure's employment agreement are set out above. Mr. David Brien, the Controller of Mercer, will be leaving Mercer effective November 15, 2006.

Mr. Claes-Inge Isacson, age 61, will become the Chief Operating Officer of Mercer to be effective November 6, 2006. Mr. Isacson held the positions of President, Norske Skog Europe, and then Senior Vice President Production, for Norske Skogindustrier ASA between 1989 and 2004. From 2004 to 2005, Mr. Isacson was the Vice President of Operations of Asia Pacific Resources International Holding Company Limited and since then he was the President of AF Process, a consulting and engineering company. The material terms of Mr. Isacson's employment agreement are set out above.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
10.1	Employment Agreement effective October 16, 2006 between David Ure and Mercer International Inc. dated September 22, 2006.
10.2	Employment Agreement effective November 6, 2006 between Claes-Inge Isacson and Mercer International Inc. dated September 25, 2006.
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCER INTERNATIONAL INC.

/s/ David M. Gandossi
David M. Gandossi
Chief Financial Officer

Date: October 13, 2006

MERCER INTERNATIONAL INC.

FORM 8-K

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement effective October 16, 2006 between David Ure and Mercer International Inc. dated September 22, 2006.
10.2	Employment Agreement effective November 6, 2006 between Claes-Inge Isacson and Mercer International Inc. dated September 25, 2006.
99.1	Press Release